Exhibit 99.1

GoodRx Releases Second Quarter 2022 Financial Results

SANTA MONICA, Calif. August 8, 2022 – GoodRx Holdings, Inc. (Nasdaq: GDRX), a leading consumer-focused digital healthcare platform, has released its second quarter 2022 financial results and posted a letter to shareholders on the Overview page of its investor relations website at https://investors.goodrx.com.

GoodRx management will host a conference call and webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the results and the Company’s business outlook. A live webcast of the event will be available on the investor relations website at https://investors.goodrx.com. To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details and a unique passcode required to join.

Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

About GoodRx

GoodRx is a leading consumer-focused digital healthcare platform. Our technology delivers strong savings, trusted information and access to care to make healthcare affordable and convenient for all Americans. Since 2011, we have helped consumers save over $40 billion and are one of the most downloaded medical apps over the past decade.

Investor Contact

GoodRx

Whitney Notaro

wnotaro@goodrx.com

Press Contact

GoodRx

Lauren Casparis

lcasparis@goodrx.com